Exhibit 10.2

ORE PHARMACEUTICALS INC.

1997 EQUITY INCENTIVE PLAN

Adopted September 29, 1997
As Amended and Restated as of March 12, 2009

Introduction.

This Plan is an amendment and restatement of the Company’s 1996 Stock Plan (the “1996 Plan”), and became effective on November 21, 1997 (the “Effective Date”).  No options shall be granted under the 1996 Plan from and after the Effective Date.

1.    Purposes.

(a)    The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company and its Affiliates may be given an opportunity to benefit from increases in value of the common stock of the Company (“Common Stock”) through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options and (iii) Restricted Stock.

(b)    The Company, by means of the Plan, seeks to retain the services of persons who are now Employees and Directors, to secure and retain the services of new Employees and Directors, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(c)    The Company intends that the Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, or Restricted Stock granted pursuant to Section 7 hereof.  All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.    Definitions.

(a)    “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

(b)           “Award” means any Incentive Stock Option, Nonstatutory Stock Option or Restricted Stock granted under the Plan.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Cause” means willful conduct that is materially injurious to the Company (or any Affiliate) or any successor thereto, whether financial or otherwise.

(e)           “Code” means the Internal Revenue Code of 1986, as amended and any regulations issued thereunder.

(f)           “Change in Control” means:

(i)           a dissolution, liquidation, or sale of all or substantially all of the assets of the Company to an entity that is not an Affiliate;

(ii)           a merger or consolidation in which the Company is not the surviving corporation or a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; provided that in either case more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger or consolidation is not owned directly or indirectly (through another entity or entities) by persons who were holders of the Company’s then-outstanding voting securities  immediately prior to such merger or consolidation; or

(iii)           the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any Affiliate or any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

(g)    “Committee” means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

(h)    “Company” means Ore Pharmaceuticals Inc., a Delaware corporation.

(i)    “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

(j)    “Continuous Service” means the employment or relationship as a Director or Consultant is not interrupted or terminated.  The Board, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of:  (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

(k)    “Covered Employee” shall mean an employee of the Company or any Affiliate who is subject to Code Section 162(m).

(l)    “Director” means a member of the Board.

(m)    “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)    “Fair Market Value” means, as of any date, the value of the Common Stock of the Company determined as follows:

(i)    If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or The Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the last market trading day prior to determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii)    In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(p)    “Grant Agreement” means a written agreement between the Company and a Grantee evidencing the terms and conditions of an Award under the Plan.  Each Grant Agreement shall be subject to the terms and conditions of the Plan.

(q)    “Grant Date” shall mean the date on which the Committee formally acts to grant an Award to a Grantee or such other date as the Committee shall so designate at the time of taking such formal action.

(r)    “Grantee” means a person to whom an Award is granted pursuant to the Plan.

(s)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t)    “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 (“Regulation S-K”), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(u)    “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(v)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)    “Option” means a stock option granted pursuant to the Plan.

(x)    “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(y)    “Performance Award” shall mean an Award subject to Performance Measures or other criteria as permitted under Section 8 hereof.

(z)    “Performance Measure” shall mean one or more of the following criteria, or such other operating objectives, selected by the Committee to measure performance of the Company or any Affiliate or other business division of same for a Performance Period, whether in absolute or relative terms: basic or diluted earnings per share of Common Stock; earnings per share of Common Stock growth; revenue; operating or net income or loss (either before or after taxes); earnings and/or net income before interest and taxes; earnings and/or net income before interest, taxes, depreciation and amortization; return on capital; return on equity; return on assets; net cash provided by operations; research and development objectives; business development objectives; free cash flow; Common Stock price; economic profit; economic value; total stockholder return; gross margins and costs. Each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied and, if so determined by the Committee and, in the case of a Performance Award to a Covered Employee, to the extent intended to meet the performance-based compensation exception under Code Section 162(m), adjusted as determined by the Committee to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.

(aa)    “Performance Period” means a period of not less than one year over which the achievement of targets for Performance Measures is determined.

(bb)    “Plan” means this 1997 Equity Incentive Plan.

(cc)    “Restricted Stock” shall mean Awards under Section 7.

(dd)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

3.    Administration.

(a)    The Plan shall be administered by the Board unless and until and to the extent that the Board delegates administration to a Committee, as provided in subsection 3(c).

(b)    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; whether an Award will be an Incentive Stock Option, a Nonstatutory Stock Option or Restricted Stock, or a combination of the foregoing; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to an Award; and the number of shares with respect to which an Award shall be granted to each such person.

(ii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Grant Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)    To amend the Plan or an Award as provided in Section 13.

(iv)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)    The Board may delegate administration of the Plan in full or part to the Compensation Committee of the Board or such other committee or committees consisting solely of two or more members of the Board, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule of similar import, and (ii) an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and/or revest in the Board the administration of the Plan or aspects of the Plan or exercise concurrent authority as to particular matters.

(d)    Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board or the Committee the authority to grant Awards to certain eligible persons who are neither subject to Section 16 of the Exchange Act nor Section 162(m) of the Code in accordance with guidelines approved by the Board or the Committee; such delegate need not be an Outside Director or Non-Employee Director.

4.    Shares Subject To The Plan.

(a)    Subject to the provisions of Section 12 relating to adjustments upon changes in the stock subject to the Plan, the stock that may be issued pursuant to Awards shall not exceed in the aggregate Two Million One Hundred Twenty Thousand (2,120,000) shares of Common Stock.  Such share reserve shall consist of (i) the options granted under the 1996 Plan which are outstanding as of the Effective Date plus (ii) the shares available for grant under the 1996 Plan as of the Effective Date plus (iii) such additional number of shares of common stock as is needed to constitute the aggregate total available above.  If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Option shall revert to and again become available for issuance under the Plan.  If any Restricted Stock Award is forfeited, in whole or in part, the forfeited shares shall revert to and again become available for issuance under the Plan.

(b)    The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(c)    One hundred percent of the shares of stock subject to the Plan may be issued pursuant to Incentive Stock Options or Nonstatutory Options issued under the Plan.

(d)    Subject to the provisions of Section 12 relating to adjustments upon changes in the stock subject to the Plan, the maximum number of shares of Common Stock that shall be issued pursuant to Awards of Restricted Stock under the Plan after its amendment and restatement by the Board in March, 2009, is six hundred thousand (600,000).  Shares of Common Stock subject to a Restricted Stock Award which are forfeited shall not be counted against the six hundred thousand (600,000) limit in this section 4(d).

5.    Eligibility.

(a)    Incentive Stock Options may be granted only to Employees.  Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.  Notwithstanding anything to the contrary herein, Awards shall not be granted under the Plan, as amended effective March 21, 2002, to Non-Employee or Outside Directors or, after June 1, 2006, to Consultants.

(b)    No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)    Subject to the provisions of Section 12 relating to adjustments upon changes in stock:

(i)           No person shall be eligible to be granted Awards covering more than seven hundred thousand (700,000) shares of Common Stock in any calendar year.

(ii)           As a further restriction, no person shall be eligible to be granted Awards of Restricted Stock covering more than two hundred and thirty three thousand three hundred thirty three (233,333) shares of Common Stock in any calendar year.  Further, the limit for any person for any calendar year in section (c)(i) above shall be reduced by three (3) shares for each share subject to an Award of Restricted Stock granted to such person for such calendar year.

(iii)           If an Award is forfeited, terminated, surrendered and/or cancelled, the Award nonetheless continues to be counted against the maximum limit under this subsection 5(c) for the calendar year of grant.

6.    Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Grant Agreement or otherwise) the substance of each of the following provisions:

(a)    Term.  No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)    Price.  The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted, and the exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.  Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)    Consideration.  The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board, at the time of the grant of the Option, (A) by delivery to the Company of other Common Stock of the Company which has been held by the Grantee for over six (6) months, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.  Such legal consideration may include payment pursuant to an irrevocable direction to a broker acceptable to the Board to deliver to the Company all or part of the proceeds of the sale of Common Stock to be issued under the Option to pay the purchase price of the stock and, in the case of a Nonstatutory Stock Option, any tax withholding due.  In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.  In addition, the “par value” of stock acquired under an Option may not be paid pursuant to a deferred compensation arrangement.

(d)    Transferability.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person or, during the period such person is under a legal disability, by the person's guardian or legal representative on behalf of such person.  A Nonstatutory Stock Option may be transferred to the extent provided in the Grant Agreement; provided that if the Grant Agreement does not expressly permit transfer, then such Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order or, during the period such person is under a legal disability, by the person's guardian or legal representative on behalf of such person.  Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Grantee, shall thereafter be entitled to exercise the Option. However, in no event shall any Option be transferable to a third party for consideration.

(e)    Vesting.

(i)           The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal).  The Grant Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (i.e., “vested”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised.  The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on the Performance Criteria or different performance or other criteria) as the Board may deem appropriate.  The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

(ii)           To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(f)    Termination of Continued Service.  In the event a Grantee’s Continuous Service terminates (other than upon the Grantee’s death or disability), the Grantee may exercise his or her Option within such period of time designated by the Board, which shall in no event be later than the expiration of the term of the Option as set forth in the Grant Agreement (the “Post-Termination Exercise Period”) and only to the extent that the Grantee was entitled to exercise the Option on the date Grantee’s Continuous Service terminates.  In the case of an Incentive Stock Option, the Board shall determine the Post-Termination Exercise Period at the time the Option is granted, and the term of such Post-Termination Exercise Period shall in no event (except as provided in subsection (g) or (h) below), exceed three (3) months from the date of termination.  In addition, provided the requirements of Code Section 409A are met, the Board may at any time, with the consent of the Grantee, extend the Post-Termination Exercise Period and provide for continued vesting; provided however, that any extension of such period by the Board in excess of three (3) months from the date of termination shall cause an Incentive Stock Option so extended to become a Nonstatutory Stock Option, effective as of the date of Board action.  If, at the date of termination, the Grantee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan.  If, after termination, the Grantee does not exercise his or her Option within the time specified in the Grant Agreement or as otherwise determined above, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.  Notwithstanding the foregoing, provided the requirements of Code Section 409A are met, the Board shall have the power to permit an Option to continue to vest during the Post-Termination Exercise Period.

(g)    Disability of Grantee.  In the event a Grantee’s Continuous Service terminates as a result of the Grantee’s disability, the Grantee may exercise his or her Option (to the extent that the Grantee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Grant Agreement), or (ii) the expiration of the term of the Option as set forth in the Grant Agreement.  If, at the date of termination, the Grantee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan.  If, after termination, the Grantee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(h)    Death of Grantee.  In the event of the death of a Grantee during, or within a three (3)-month period after the termination of, the Grantee’s Continuous Service, the Option may be exercised to the extent vested by the Grantee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Grantee’s death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Grant Agreement), or (ii) the expiration of the term of such Option as set forth in the Grant Agreement.  If, at the time of death, the Grantee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan.  If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(i)    Early Exercise.  The Option may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option.  Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

7.    Restricted Stock.

(a)           In General.  Subject to the other applicable provisions of the Plan and applicable law, the Board may at any time and from time to time grant Awards in the form of Restricted Stock under the Plan, in such amounts and subject to such terms and conditions as it determines including without limitation conditions as to (i) forfeiture, (ii) the lapse of forfeiture conditions (i.e., "vesting" of the Restricted Stock), (iii) other restrictions (including restrictions against transfer of the Restricted Stock for at least the period prior to vesting) and (iv) the lapse of any of such restrictions and conditions.  Unless determined otherwise by the Board or Committee, Grantees receiving Awards in the form of Restricted Stock are not required to pay the Company cash consideration therefor (except as may be required for applicable tax withholding). In no event shall any Award of Restricted Stock or any rights with respect thereto be transferable to a third party for consideration prior to vesting.

(b)           Vesting Requirements, Forfeiture Conditions and Other Restrictions.  Each grant for Restricted Stock shall be evidenced by a Grant Agreement that specifies, among other terms and conditions, (i) the applicable vesting requirements and the conditions under which the shares of Common Stock subject to the Award shall be forfeited back to the Company, (ii) other restrictions on such Award (including restrictions against transfer of the Restricted Stock for at least the period prior to vesting) and (iii) the time or times at which such forfeiture conditions and other restrictions shall lapse with respect to all or a specified number of the shares of Common Stock that are part of the Award.  Notwithstanding the foregoing, except as provided in Section 8(b), the Board may reduce or shorten the duration of any time-based vesting condition or accelerate the lapse of vesting requirements, forfeiture conditions and other restrictions applicable to any Award of Restricted Stock to any Grantee under the Plan.

(c)           Stock Issuance and Stockholder Rights.  Common Stock certificates with respect to Common Stock granted pursuant to an Award of Restricted Stock shall be issued, and/or Common Stock shall be registered, at the time of grant of the Award of Restricted Stock, subject to forfeiture if the Restricted Stock does not vest.  Any Common Stock certificates shall bear an appropriate legend with respect to the restrictions applicable to such Award of Restricted Stock and the Grantee shall be required to deposit the certificates with the Company during the period of any restriction thereon and to execute a blank stock power or other instrument of transfer therefor.  Except as otherwise provided herein or by the Board, during the period of restriction following issuance of Restricted Stock certificates, the Grantee shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends (or amounts equivalent to dividends) and to vote with respect to the Restricted Stock.  The Board, in its discretion, may provide that any dividends or distributions paid with respect to Common Stock subject to the unvested portion of an Award of Restricted Stock will be held in escrow by the Company subject to the same vesting and other restrictions and conditions of forfeiture as the Restricted Stock to which such dividends or distributions relate.

8.    Performance Awards.

(a)    In General. The Board, in its discretion, may establish targets for Performance Measures for selected participants and authorize the granting, vesting, payment and/or delivery of Performance Awards in the form of Incentive Stock Options, Nonqualified Stock Options, and/or Restricted Stock to such participants upon achievement of such targets for Performance Measures during a Performance Period.  The Board, in its discretion, shall determine the participants eligible for Performance Awards, the targets for Performance Measures to be achieved during each Performance Period, and the type, amount, and terms and conditions of any Performance Awards.  Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

(b)    Covered Employee Targets.  In connection with any Performance Awards granted to a Covered Employee which are intended to meet the performance-based compensation exception under Code Section 162(m), the Board shall (i) establish in the applicable Grant Agreement the specific targets relative to the Performance Measures which must be attained before the respective Performance Award is granted, vests (i.e. becomes exerciseable in the case of an Option or the restrictions lapse without forfeiture in the case of Restricted Stock), or is otherwise paid or delivered, (ii) provide in the applicable Grant Agreement the method for computing the portion of the Performance Award which shall be granted, vested, paid and/or delivered if the target or targets are attained in full or part, and (iii) at the end of the relevant Performance Period and prior to any such grant, vesting, payment or delivery certify the extent to which the applicable target or targets were achieved, whether any other material terms were in fact satisfied, to what extent vesting requirements are satisfied and forfeiture and other restrictions have lapsed as to any portion of the Award and to what extent Restricted Stock is forfeited.  The specific targets and the method for computing the portion of such Performance Award which shall be granted, vested, paid or delivered to any Covered Employee shall be established by the Board prior to the earlier to occur of (A) ninety (90) days after the commencement of the Performance Period to which the Performance Measure applies and (B) the elapse of twenty-five percent (25%) of the Performance Period and in any event while the outcome is substantially uncertain.  In interpreting Plan provisions applicable to Performance Measures and Performance Awards which are intended to meet the performance-based compensation exception under Code Section 162(m), it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e), and the Board in interpreting the Plan shall be guided by such provisions.

(c)           Nonexclusive Provision. Notwithstanding this Section 8, the Board may authorize the granting, vesting, payment and/or delivery of Performance Awards based on performance criteria other than the Performance Criteria and performance periods other than the Performance Periods to employees who are not Covered Employees or to Covered Employees to the extent such Awards are not intended to meet the performance-based compensation exception under Code Section 162(m) and in such case waive the deadlines for establishing performance measures in the preceding section.

9.    Covenants of The Company.

(a)    During the terms of the Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Awards.

(b)    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the “Securities Act”) either the Plan, any Award or any stock issued or issuable pursuant to any such Award.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Awards unless and until such authority is obtained.

10.    Use of Proceeds From Stock.

Proceeds from the sale of stock pursuant to the exercise of Options shall constitute general funds of the Company.

11.    Miscellaneous.

(a)    Right of Board to Accelerate Vesting or Lapse of Restrictions.  The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Award or any part thereof will vest in the case of time-based vesting or, in the case of a Performance Award, the lapse of vesting conditions and other restrictions, notwithstanding the provisions in the Grant Agreement stating the time at which it may first be exercised or the time during which it will vest.

(b)    No Stockholder Rights under Options.  Neither an Employee, Director nor a Consultant nor any person to whom an Option is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for, and has exercised, the Option pursuant to its terms.

(c)    No Right to Continued Employment.  Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Employee, Consultant or other holder of Awards any right to continue in the employ of the Company or any Affiliate, or to continue serving as a Consultant and Director, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant’s agreement with the Company or Affiliate or service as a Director pursuant to the Company’s By-Laws.

(d)    Grantee Representations.  The Company may require any person to whom an Award is granted, or any person to whom an Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Award, (1) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Award for such person’s own account and not with any present intention of selling or otherwise distributing the stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the shares issuable upon the exercise or acquisition of stock under the Award have been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to evidence restrictions applicable to Restricted Stock or to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(e)    Tax Withholding.  The Company may require, as a condition to the grant of any Award under the Plan, vesting or exercise pursuant to such Award or to the delivery of certificates for shares of Common Stock issued pursuant to the Plan or a Grant Agreement, that the Grantee satisfy any applicable federal, state or local tax withholding obligation in a manner specified by or reasonably acceptable to Company.  To the extent provided by the terms of a Grant Agreement, the Grantee may satisfy such tax withholding obligation by one or more of the following means or by a combination of such means:  (i) tendering a cash payment; (ii) delivering to the Company owned and unencumbered shares of the Common Stock of the Company which have been held by the Grantee for over six (6) months or (iii) the Company's withholding of compensation payable to the Grantee including without limitation shares of Common Stock that otherwise would be issued under the Award.  However, the Fair Market Value of shares of Common Stock delivered and/or withheld for such purposes shall not be in excess of the minimum amount of tax withholding required by statute.

(f)           Section 409A.  The Plan is intended to comply with Code Section 409A and shall be administered, interpreted and construed in accordance with such intent.

12.    Adjustments Upon Changes In Stock.

(a)    If any change is made in the stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted with respect to the class(es) and maximum number of shares subject to the Plan and the maximum number of shares subject to award to any person during any calendar year, and the outstanding Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Awards.  Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive.  (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b)           In the event of a Change in Control, (i) any surviving or acquiring corporation shall assume Awards outstanding under the Plan or shall substitute similar Awards for those outstanding under the Plan, or (ii) in the event any surviving or acquiring corporation refuses to assume such Awards or to substitute similar Awards for those outstanding under the Plan, (A) with respect to Awards held by persons then performing services as Employees, Directors or Consultants, the vesting of such Awards and, in the case of Options, the time during which such Awards may be exercised shall be accelerated prior to such event and, in the case of Options, the Awards terminated if not exercised after such acceleration and at or prior to such event, and (B) with respect to any other Awards outstanding under the Plan, such Awards shall be terminated if not vested and, in the case of Options, exercised prior to such event.

In addition, with respect to any person who was providing services as an Employee, Director or Consultant immediately prior to the consummation of the Change in Control, any Awards held by such persons shall immediately become fully vested and, in the case of Options, exercisable, and any repurchase right by the Company with respect to shares acquired by such person under an Award shall lapse, if such person’s Continuous Service is terminated other than for Cause within twelve (12) months following consummation of the Change in Control.

13.    Amendment of The Plan and Awards.

(a)    The Board at any time, and from time to time, may amend the Plan.  However, except as provided in Section 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b)    The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)    Rights and obligations under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Award was granted and (ii) such person consents in writing.

(e)    The Board at any time, and from time to time, may amend the terms of any one or more Award; provided, however, that the rights and obligations under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Award was granted and (ii) such person consents in writing.

(f)    Notwithstanding Section 13(e) above or anything to the contrary in the Plan, the Board shall not have the authority to modify Options granted under the Plan in a manner that will have the effect of repricing the Options to a lower exercise price, or to replace or regrant outstanding Options issued under the Plan through either cancellation and reissuance of Options with a lower exercise price or cancellation of Options and issuance of other Awards to the respective holders in exchange for the cancelled Options except (i) in connection with a change in capitalization pursuant to Section 12 or (ii) with stockholder approval.

14.    Termination Or Suspension of The Plan.

(a)    The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on April 7, 2013.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)    Rights and obligations under any Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Award was granted.

15.    Stockholder Approval.

No Awards shall be granted under the terms and conditions of the Plan, as amended and restated by the Board on April 10, 2006, unless the amendment and restatement of the Plan is approved by the stockholders of the Company during the 2006 annual meeting of the stockholders of the Company.  In the absence of such stockholder approval, the Plan shall remain in effect as it existed immediately prior to such amendment and restatement.